Exhibit 21

LIST OF SUBSIDIARIES OF MASTERCARD INCORPORATED

Name	Jurisdiction
Cirrus System, LLC	Delaware

MasterCard Europe sprl	Belgium

European Payment Systems Services sprl	Belgium

euro travellers cheque International S.A.	Belgium

EUROCARD U.S.A., Inc.	New Jersey

Eurocard Limited	England

MasterCard International Incorporated	Delaware

MasterCard Advisors, LLC	Delaware

MasterCard Africa, Inc.	Delaware

MasterCard A/P Payment Services, Inc.	Delaware

MasterCard Asia/Pacific Pte Ltd.	Singapore

MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia

MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong

MasterCard Australia Ltd.	Delaware

MasterCard Brasil S/C Ltda.	Brazil

MasterCard Brasil Soluções de Pagamento Ltda.	Brazil

MasterCard Canada, Inc.	Delaware

MasterCard Cardholder Solutions, Inc.	Delaware

MasterCard Chip Standards Holdings, Inc.	Delaware

MasterCard China Holdings, LLC	Delaware

MasterCard Colombia, Inc.	Delaware

MasterCard Cono Sur S.R.L.	Argentina

MasterCard EMEA, Inc.	Delaware

MasterCard/Europay U.K. Limited	England

MasterCard Financing Solutions, LLC	Delaware

MasterCard Foreign Sales Corporation	Barbados

MasterCard Global Holding LLC	Delaware

MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware

MasterCard Holding Incorporated	Delaware

MasterCard Hong Kong Ltd.	Delaware

MasterCard (India) Private Limited	India

MasterCard International Incorporated Chile Ltda.	Chile

MasterCard International Far East Ltd.	Delaware

Name	Jurisdiction
MasterCard International Global Maatschap	Belgium

MasterCard International Holding LLC	Delaware

MasterCard International Japan Inc.	Delaware

MasterCard International Korea Ltd.	South Korea

MasterCard International Philippines, Inc.	Delaware

MasterCard International, LLC	Delaware

MasterCard International Services, Inc.	Delaware

MasterCard Korea Ltd.	Delaware

MasterCard Mercosur, Inc.	Delaware

MasterCard Mexico, Sociedad de R. L. de C.V.	Mexico

MasterCard Middle East, Inc.	Delaware

MasterCard Netherlands B.V.	The Netherlands

MasterCard New Zealand Limited	New Zealand

MasterCard Originator SPC, Inc.	Delaware

MasterCard Panama, S.R.L.	Panama

MasterCard Peru, Inc.	Delaware

MasterCard Puerto Rico, LLC	Puerto Rico

MasterCard Services SPC, Inc.	Delaware

MasterCard Singapore Ltd.	Delaware

MasterCard Taiwan Ltd.	Delaware

MasterCard Travelers Cheque, Inc.	Delaware

MasterCard UK, Inc.	Delaware

MasterCard Uruguay Limitada	Uruguay

MasterCard Venezuela, Inc.	Delaware

MC Indonesia, Inc.	Delaware

Maestro International Incorporated	Delaware

Maestro Asia/Pacific Ltd.	Delaware

Maestro Canada, Inc.	Delaware

Maestro Latin America, Inc.	Delaware

Maestro Middle East/Africa, Inc.	Delaware

Maestro U.S.A., Inc.	Delaware

Mondex International Limited	England

MAOSCO Limited	England

Mondex International Americas, Inc.	New Jersey

Mondex Asia Pte. Ltd.	Singapore

Mondex China Pte. Ltd.	Singapore

Name	Jurisdiction
Mondex India Pte. Ltd.	Singapore

Mondex International (Australia) Pty. Ltd.	Australia

MasterCard Global Key Centre Limited	England

MXI Management Limited	England

MasterCard UK Inc Pension Trustees Limited	England

MasterCard UK Management Services Limited	England

Bright Skies LLC	Delaware

Clear Skies LLC	Delaware

EMVCo, LLC	Delaware

GVP Holding Incorporated	New York

JNS Corporation Yugen Kaisha	Japan

MasterCard GTS Holdings Private Ltd.	Mauritius

MasterCard GTS Software Private Limited	India

Mastermanager LLC	Delaware

MasterCard Beneficiary Trust	Delaware

MTS Holdings, Inc.	Delaware

Purchase Street Research, LLC	Delaware

The Tower Group, Inc.	Massachusetts

Towergroup Europe Limited	England

SET Secure Electronic Transaction LLC	Delaware